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                                                                     Exhibit 3.1

                               State of Delaware

                    Office of the Secretary of State   PAGE 1

                    --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MISSION BROADCASTING OF WICHITA FALLS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                (Seal appears here)            Edward J. Freel
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:  9496179

                                                DATE:  12-30-98

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/30/1998
                                                          981508212 - 2986415


                          CERTIFICATE OF INCORPORATION

                                       OF

                  MISSION BROADCASTING OF WICHITA FALLS, INC.


                                 ARTICLE FIRST
                                 -------------

   The name of the corporation is Mission Broadcasting of Wichita Falls, Inc.

                                 ARTICLE SECOND
                                 --------------

     The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 --------------

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.10 per share.

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                                 ARTICLE FIFTH
                                 -------------

     The name and mailing address of the sole incorporator are as follows:

                NAME                    MAILING ADDRESS
                ----                    ---------------

                Elizabeth Hammond       c/o Arter & Hadden LLP
                                        1801 K Street, N.W., Suite 400K
                                        Washington, D.C. 20006-14301


                                 ARTICLE SIXTH
                                 -------------

                The corporation is to have perpetual existence.


                                ARTICLE SEVENTH
                                ---------------

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     (B) The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws.


                                      -2-

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     (C) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal from time to time any and all Bylaws of the Corporation.

     (D) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     (E) No stockholder will be entitled to cumulate votes in any election of directors.

                                 ARTICLE EIGHT
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINTH
                                 -------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


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                                 ARTICLE TENTH
                                 -------------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                ARTICLE ELEVENTH
                                ----------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 29th day of December, 1998.


                                        Elizabeth A. Hammond
                                        ----------------------------------
                                        Elizabeth A. Hammond, Sole Incorporator


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